Exhibit 99.1

VIP Play, Inc. Begins its U.S. Expansion, Obtains Interim West Virginia i-Gaming and Sports Wagering Management Service Provider Licenses

SARASOTA, April 2, 2025 /PRNewswire/ – VIP Play, Inc. (OTCQB: VIPZ), an experienced mobile gambling operator in the U.S. gaming markets, is pleased to announce the approval of its interim License in West Virginia for both Sports Wagering and i-Gaming managed services. This follows the recently announced market access partnership between VIP Play, Inc. and Delaware North’s Wheeling Island Casino.

This milestone marks the company’s initial expansion beyond Tennessee, where it currently operates as a mobile Sports Wagering Operator. The interim License in West Virginia also adds iGaming to the company’s book of business, and allows VIP Play to participate in the rapidly expanding i-Gaming industry. VIP Play expects to begin serving West Virginia customers in the coming months.

Bruce Cassidy, VIP Play, Inc. CEO & Chairman of the Board, said: “The acquisition of our interim Sports Wagering and i-Gaming License in West Virginia marks a significant milestone in our journey to expand, underscoring our commitment to provide innovative experiences to a wider audience. As we grow our presence, our dedication to excellence stands firm, and we’re excited to play a role in enriching West Virginia’s dynamic gaming community.

—ENDS—

For further information, please contact:

Jim Mackey

Chief Financial Officer

jim@vipplayinc.com

Mobile: (704) 975-1273

Bruce Cassidy

Chief Executive Officer & Chairman of Board

bruce@vipplayinc.com

Mobile: (412) 999-2000

About VIP Play, Inc.

VIP Play, Inc. (OTCQB: VIPZ) is an online gaming operator, currently doing business in the state of Tennessee as ZenSports. VIP Play, Inc. boasts a history of innovation within the sports betting industry, exemplified by the recently launched VIP Players Club Sweepstakes, a sweepstakes-style promotion, exclusive to Tennessee sports bettors.

For further information on our Company please visit our website at www.vipplayinc.com or www.otcmarkets.com/stock/VIPZ/quote.

VIP Play, Inc. | 1645 Pine Tree Lane, Sarasota FL 34236

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, VIP Play’s expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding VIP Play’s ability to develop talent and attract future talent, the success of strategic actions VIP Play is taking and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should” and certain of the other foregoing statements may be deemed forward-looking statements. Although VIP Play believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. VIP Play takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by VIP Play. VIP Play’s Securities and Exchange Commission filings are available at www.sec.gov.

SOURCE VIP Play, Inc.

VIP Play, Inc. | 1645 Pine Tree Lane, Sarasota FL 34236